Exhibit 10.1

MUTUAL RELEASE OF ALL CLAIMS

This Mutual Release of All Claims (“Release”) is made and entered into by and between Comarco, Inc. (“Comarco”) on the one hand and Hartford Casualty Insurance Company and Hartford Insurance Company of the Midwest on the other hand (collectively “Hartford”).

Comarco and Hartford are referred to collectively herein as the “Parties.”

1.	RECITALS

1.1

On or about April 26, 2011, Chicony Power Technology Co., Ltd. (“Chicony”) filed a complaint against Comarco, alleging breach of contract and common counts related to money allegedly due under a May 2009 contract for computer components (“the Action”).

1.2	The Action was filed in Orange County Superior Court, Case No. 30-2011-00470249.

1.3	In the Action, Chicony alleged that Comarco was liable for events between May 2009 and March 2010.

1.4	On or about May 13, 2011, Comarco filed a cross-complaint against Chicony.

1.5	On or about June 6, 2012, Chicony filed a first amended complaint against Comarco.

1.6	On or about April 16, 2013 Comarco filed its first amended cross-complaint against Chicony.

1.7

Comarco was a named insured under a primary commercial general liability policy (Policy No. 72 UUN HY 0266) issued by Hartford Insurance Company of the Midwest with effective dates of February 1, 2008 to February 1, 2009 and February 1, 2009 to February 1, 2010 (“Primary Policy”).

1.8

Comarco was also a named insured under a commercial umbrella policy (Policy No. 72 RHU J09915) issued by Hartford Casualty Insurance Company with effective dates of February 1, 2008 to February 1, 2009 and February 1, 2009 to February 1, 2010 (“Umbrella Policy”).

1.9

On or about May 7, 2012, Comarco first tendered its defense under the first amended complaint to the Action to Hartford (“the Claim”) under both the Primary Policy and the Umbrella Policy (“the Policies”).

1.10

At and before the time of tender, William Bollard of Julander Brown & Bollard, LLP (“Bollard”) had been retained by Comarco and represented Comarco’s interests as to all claims brought by Chicony against Comarco and as to all cross-claims Comarco brought against Chicony in the Action.

RELEASE AGREEMENT

1.11

On or about October 26, 2012, Hartford agreed to defend the claims brought against Comarco by Chicony in its first amended complaint to the Action, subject to a reservation of rights, and retained Daniel Friedenthal of Friedenthal, Heffernan & Klein, LLP (“Friedenthal”) to defend Comarco against these claims by Chicony.

1.12	Hartford did not agree to prosecute or pay for any claims Comarco brought against Chicony, including Comarco’s cross-complaint to the Action.

1.13

Hartford has defended Comarco for the claims brought against it by Chicony in the Action; however, Comarco now wishes to pursue the prosecution of its cross-claims and its defense solely through Bollard at its own expense including but not limited to defense fees and costs (except as noted herein in Paragraph 2.4) and indemnity related to the Action.

1.14	As such, Friedenthal will withdraw from its representation of Comarco against the claims by Chicony effective August 31, 2013.

1.15

The Parties now enter into this Release with the intent to effect a final resolution and settlement of any and all disputes, claims, obligations, and duties between the Parties arising from or related to the Action, the Claim, and/or the Policies, including those that have arose, may have arisen, or hereinafter could arise by reason of any manner, cause of action, or thing whatsoever which occurred prior to the date of this Release. This includes but is not limited to contractual or extra-contractual claims that the Parties have, ever had, or may hereafter acquire against each other arising from or related to the Action, the Claim, and/or the Policies.

1.16

As such, the Parties wish to resolve certain disputes and differences existing among them by settling and hereinafter having their peace for all issues whatsoever that arise in any fashion from the Action, the Claim, and/or the Policies.

1.17

This Release is entered into solely for the purposes of compromise and the Parties, and each of them, expressly acknowledge and agree that neither Comarco nor Hartford have admitted, and by execution of this Release, do not admit, in fact expressly deny, any and all liability, obligation, or duty, to one another, except as otherwise provided in this Release.

1.18

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Release which consists of good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

RELEASE AGREEMENT

2.	RELEASE

2.1

In consideration for the payment of #### by Hartford to Comarco, Comarco, its agents, parent companies, affiliated companies, direct or indirect subsidiaries, predecessor or successor companies, related entities, officers, directors, members, managers, representatives, employees, partnerships, and any other business relationships, generally and irrevocably release, acquit, dismiss, and forever discharge Hartford, its agents, parent companies, affiliated companies, direct or indirect subsidiaries, predecessor or successor companies, related entities, officers, directors, members, managers, representatives, employees, partnerships, attorneys, and any other business relationships, of and from any and all claims, actions, suits, proceedings, demands, obligations, losses, causes of action, damages, penalties, costs, attorneys’ fees and costs, and liabilities of any nature whatsoever, whether based on a contract, tort, statute, or other legal or equitable theory of recovery, whether now known or unknown, past, present, or future, which Comarco its agents, parent companies, affiliated companies, direct or indirect subsidiaries, predecessor or successor companies, related entities, officers, directors, members, managers, representatives, employees, partnerships, and any other business relationships, either had, now has, claims to have had, or otherwise may have in the future against Hartford its agents, parent companies, affiliated companies, direct or indirect subsidiaries, predecessor or successor companies, related entities, officers, directors, members, managers, representatives, employees, partnerships, attorneys, and any other business relationships, including, but not limited to, claims for breach of the insurance contract, breach of the covenant of good faith and fair dealing, indemnity, contribution, claims for breach of fiduciary duties, claims for breach of statutory duties, violation of the Unfair Claims Settlement Practice Regulations, claims for fraud, unfair claims practices, unfair trade practices, concealment of material facts, misrepresentation, failure or delay in affirmation or denial of coverage, failure or delay in good faith attempts to effectuate a prompt, fair, and equitable settlement of the underlying claim, failure to evaluate, failure to defend, failure to indemnify, or failure to investigate, arising from or relating to any of the following:

a.	Any and all claims, including those against Friedenthal, arising from or relating to the Action;

b.

The Claim, including but not limited to the processing and handling by Hartford, its agents, parent companies, affiliated companies, direct or indirect subsidiaries, predecessor or successor companies, related entities, officers, directors, members, managers, representatives, employees, attorneys, and all others of such claims arising from or relating to the Action;

c.

The duties and obligations of Hartford, including but not limited to defense, including trial and appeal, and indemnity under the Policies, i.e., Policy No. 72 UUN HY 0266 and 72 RHU J09915 relating to the Action.

#### Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

RELEASE AGREEMENT

2.2

As further consideration, Comarco agrees to be solely responsible for all indemnity payments related to the Action including but not limited to payments related to the settlement,and/or resolution of the Action or any judgment against it in the Action and shall not make any claims to Hartford for any further payment of any kind relating to the Action.

2.3

As further consideration, Comarco agrees to be solely responsible for all amounts it may spend to pursue and/or defend all claims in the Action of any kind whatsoever, regardless of whether such claims have yet been pled, are known or unknown, or have otherwise arisen, except as set forth in Paragraph 2.4.

2.4

As further consideration, Hartford agrees to pay fifty percent (50%) of expert fees relating to Comarco’s defense of the Action and one-hundred (100%) of the defense costs incurred by Friedenthal related to the Action for the period up to and including August 31, 2013. For any expert fees and defense costs related to the Action that Comarco, its agents, parent companies, affiliated companies, direct or indirect subsidiaries, predecessor or successor companies, related entities, officers, directors, members, managers, representatives, employees, partnerships, and any other business relationships, incur after August 31, 2013, Comarco, its agents, parent companies, affiliated companies, direct or indirect subsidiaries, predecessor or successor companies, related entities, officers, directors, members, managers, representatives, employees, partnerships, and any other business relationships, generally and irrevocably release, acquit, dismiss, and forever discharge Hartford, its agents, parent companies, affiliated companies, direct or indirect subsidiaries, predecessor or successor companies, related entities, officers, directors, members, managers, representatives, employees, partnerships, and any other business relationships, of and from any and all claims, actions, suits, proceedings, demands, obligations, losses, causes of action, damages, penalties, costs, attorneys’ fees and costs, and liabilities of any nature whatsoever relating to such expert fees and costs.

2.5	As still further consideration, Hartford waives any and all claims for reimbursement or repayment against Comarco for its defense in the Action under the Policies.

2.6

For and in consideration of the above, Hartford releases and forever discharges Comarco, its agents, parent companies, affiliated companies, direct or indirect subsidiaries, predecessor or successor companies, related entities, officers, directors, members, managers, representatives, employees, partnerships, attorneys, and any other business relationships, of and from any and all claims, actions, suits, proceedings, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorneys fees and costs, and liabilities of any nature whatsoever, whether based on a contract, tort, statute, or other legal or equitable theory of recovery, whether now known or unknown, past, present, or future, which Hartford either had, now has, claims to have had, or otherwise may have in the future against Comarco, its agents, parent companies, affiliated companies, direct or indirect subsidiaries, predecessor or successor companies, related entities, officers, directors, members, managers, representatives, employees, partnerships, attorneys, and any other business relationships, including, but not limited to, claims for breach of the insurance contract, claims for fraud, concealment of material facts, or misrepresentation, arising from or relating to any of the following:

a.	Any and all claims, including those against Bollard, arising from or relating to the Action;

b.	The duties and obligations of Comarco under the Policies, i.e., Policy No. 72 UUN HY 0266 and 72 RHU J09915, except payment of premium if owed.

RELEASE AGREEMENT

2.7

The provisions of Section 1542 of the California Civil Code are expressly relinquished and waived by the Parties, their agents, parent companies, affiliated companies, direct or indirect subsidiaries, predecessor or successor companies, related entities, officers, directors, members, managers, representatives, employees, and each of them. Civil Code Section 1542 provides:

“A general release does not extend to claims which a creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

2.8	The Parties agree to bear their own attorneys’ fees and costs relating to this Release, including, but not limited to, its drafting and execution.

2.9

However, Comarco also agrees to indemnify and hold Hartford harmless from and against any claims Chicony may bring against Hartford arising from or relating to the Action, including any and all attorneys’ fees and costs Hartford may incur in defense of said potential claims.

3.	REPRESENTATIONS AND WARRANTIES

3.1

Each of the Parties to this Release represents and warrants that it has not relied on any statement, representation, or promise of any other party, not contained herein, in executing this Release or entering into this Release.

3.2

Each person or entity executing this Release on behalf of any other person or entity represents and warrants to all other Parties that he or she has the authority to execute this Release on behalf of, and fully bind hereunder, such purported principal.

RELEASE AGREEMENT

3.3

All Parties are advised and acknowledge that they have the right, prior to executing this document, to consult with attorneys of their choice as to this Release, including the release of claims released herein, and as to the subject matter and other terms of this Release, including independent attorneys other than the attorneys for the Parties herein. The Parties hereto agree that they have each read and understand this Release, that they have sufficient opportunity to consult with attorneys of their choice, including independent attorneys, prior to executing this Release and that they enter into this Release voluntarily with full knowledge of its significance as a release of the claims and rights described herein.

3.4	The Parties agree, represent, and warrant that they have not assigned or in any way conveyed, transferred, or encumbered all or any portion of the claims or rights covered by this Release.

3.5	This Release shall not be construed as an admission by any party as to the truth or merit of any contention made regarding liability and damages as to the matters addressed in this Release.

3.6

This Release does not and is not intended to convey any rights to third parties and does not and is not intended to release any person or entity including but not limited to any employee, representative, agent, or any other person or entity claiming through Comarco.

4.	CONFIDENTIALITY

4.1

The Parties, their agents, parent companies, affiliated companies, direct or indirect subsidiaries, predecessor or successor companies, related entities, officers, directors, members, managers, representatives, employees, further agree that the terms of this Release are and shall remain confidential. Confidentiality is a material part of this Release, and is intended to apply to and be binding upon the Parties, and each of them, personally and upon their agents and representatives.

4.2

The Parties, their agents, parent companies, affiliated companies, direct or indirect subsidiaries, predecessor or successor companies, related entities, officers, directors, members, managers, representatives, employees, shall not publicize or disclose in any manner this Release, or its contents, terms, or any part thereof either orally or in writing, directly or indirectly, to any person or entity whomsoever. As illustration but without limitation the information will not be published in any newspaper, periodical, journal, magazine, publication, radio or television station or in any electronic medium (including the Internet.)

4.3

The Parties, their agents, parent companies, affiliated companies, direct or indirect subsidiaries, predecessor or successor companies, related entities, officers, directors, members, managers, representatives, employees, may disclose this Release where it is necessary to do so for purposes of accounting, tax, or insurance purposes, where disclosure is required by operation of law, or required by subpoena or order of a court of competent jurisdiction. If a subpoena or order to disclose this Release or any part thereof is received, the recipient shall give notice thereof to the other party herein within five (5) business days.

RELEASE AGREEMENT

5.	ADDITIONAL PROVISIONS

5.1	This Release shall be governed by California law.

5.2

The Parties, and each of them, hereby acknowledge this Release has been jointly negotiated and drafted. The language of this Release shall be construed as a whole according to its fair meaning, and not strictly “for” or “against” any particular party based upon that party’s status as drafter of any particular provision, term, or concept.

5.3	This Release and all of its terms shall inure to the benefit of, and shall bind upon, the successors, assigns, representatives, beneficiaries, and attorneys of the Parties, and each of them.

5.4

This Release constitutes the entire agreement among the Parties arising from or related to the matters described herein, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Release.

5.5	This Release shall supersede any and all previously executed release agreements, if any such agreements exist, between the Parties.

5.6

This Release may not be amended, modified, discharged, waived, or otherwise changed unless it is in writing and signed by the party against whom the enforcement of said amendment, modification, discharge waiver, or change is sought.

5.7	Any failure to enforce any rights arising by reason of breach of any provision of this Release shall not constitute a waiver of such breach.

5.8	If any provision of this Release is found to be invalid or unenforceable, the remaining provisions shall nevertheless be enforced to the full extent permitted by law.

5.9	The Parties agree to execute such other documents as are reasonably necessary to effectuate the terms of this Release.

5.10

This Release may be executed in multiple identical counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document. Furthermore, this Release may be executed and delivered by the exchange of electronic or facsimile copies or counterparts of the signature page, which electronic or facsimile copies or counterparts shall be binding upon the Parties.

RELEASE AGREEMENT

(SIGNATURES ON NEXT PAGE)

RELEASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Release to be signed as of the date set forth by their signature.

Dated: August 26, 2013	COMARCO, INC. /s/ THOMAS W. LANNI, President & CEO

Dated: August 26, 2013	HARTFORD CASUALTY INSURANCE COMPANY /s/ DOUGLAS SHAPIRO, Assistant Vice President

Dated: August 26, 2013	HARTFORD INSURANCE COMPANY OF THE MIDWEST /s/ DOUGLAS SHAPIRO, Assistant Vice President